                                                                     Exhibit (1)
                                                                     -----------

                     Voting Trust Certificate Distribution
                             SIFCO Industries, Inc
                                February 1, 1997


SMITH FAMILY                      SHARES             SUBTOTAL             TOTAL         PERCENT

C.H. Smith, Jr                   273,267
Florence Smith (1)                 1,500
NatCity TTEE Fund A RDS          112,354
NatCity TTEE Fund B RDS           41,313
FRW Trust, CHS                   171,202

Subtotal Beneficial Holdings                         599,636                             11.71%

C.H. Smith, III                   57,237
Hilda Smith                        1,575
Jennifer C Smith (Cust)            2,863
Jennifer C Smith (TTEE)           14,250
C Jason Smith (Cust)               2,738
C Jason Smith (TTEE)              14,250
Deborah Potantus                  59,741
Robert J Morris, Jr                  225
Robert J Morris, III               9,738
Robert J Morris, III (TTEE)        7,125
Skyler D Morris (Cust)               250
Ryan C Morris                      2,613
Ryan C Morris (TTEE)              14,250
Adam J Morris (Cust)               2,613
Adam J Morris (TTEE)              14,250
Molly D Morris (Cust)              2,613
Molly D Morris (TTEE)             14,250
Hudson D Smith                    67,250
Deborah Ann Smith                  2,205
Hudson D Smith, Jr. (Cust)         2,426
Hudson D Smith, Jr. (TTEE)        15,000
Cynthia Rhea Smith (Cust)          2,426
Cynthia Rhea Smith (TTEE)         15,000
Christina Halle Smith (Cust)       2,426
Christina Halle Smith (TTEE)      15,000

Subtotal Other Family                                340,564                             6.65%

(1)Plus 1,000 shs SIFCO Common

Total Smith Family VTC's                                                 940,200       18.37%

VTC Distribution                February 1, 1997                       Page 2

GOTSCHALL FAMILY                    SHARES            SUBTOTAL             TOTAL        PERCENT

Phyllis S Gotschall, TTEE          433,719
George D Gotschall, TTEE           137,588
FRW Trust, PSG                     171,207

Subtotal Beneficial Holdings                         742,514                             14.51%


Jeffrey P Gotschall                 87,755
Janice G Carlson                    59,099
Laura G Gifford                     51,844
Dianne Gotschall                       400
Christie L Fulcher                   3,375
David E Fuicher (Cust)               2,633
Judith A Gotschall                   3,375
Andrew C Gotschall (Cust)            3,375
Charles H Gotschall (Cust)           3,375
Robert V Gifford, Jr                 9,450
Craig Ramsey                           400
Alison Ramsey (Cust)                   400

Subtotal Other Family                                225,481                              4.40%

Total Gotschall Family                                                   967,995         18.88%

CHS, Sr Foundation                  77,963

Total Other Holdings                                                      77,963          1.52%
                                                                       ---------
Grand Total Voting Trust shs issued (2)                                1,987,908         38.77%
                                                                       =========         ======
Total SIFCO Shares Outstanding @11/01/96                               5,127,000
                                                                       =========

(2)Plus 51 shs VTC unissued